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                                                                      EXHIBIT 99

                               [TANDY BRANDS LOGO]

TANDY BRANDS ACCESSORIES, INC.          LIPPERT/HEILSHORN & ASSOC., INC.
J.S.B. Jenkins                          Harriet C. Fried
President/Chief Executive Officer       Assistant Vice President
(817) 548-0090                          (212) 838-3777
britt_jenkins@tandybrands.com           harriet@lhai.com or www.lhai.com


           TANDY BRANDS ACCESSORIES REPORTS FOURTH FISCAL QUARTER 2002
                           EARNINGS OF $0.05 PER SHARE

         ARLINGTON, TEXAS, AUGUST 14, 2002 - TANDY BRANDS ACCESSORIES, INC. (NASDAQ NM: TBAC) today announced its financial results for the fourth fiscal quarter and year ended June 30, 2002. For the fourth quarter of fiscal 2002, net sales totaled $44.4 million compared to $44.6 million for the same period in fiscal 2001. The company reported net income of $322,000, or $0.05 per diluted share, compared to a net loss of ($831,000), or ($0.15) per diluted share, for the same period last year. Tandy Brands' prior year fourth quarter results were impacted by increased bad debt expense resulting from the bankruptcy of a substantial customer.

         For the twelve months ended June 30, 2002, net sales totaled $205.8 million compared to $195.8 million for fiscal 2001. Net income for fiscal 2002 totaled $6.3 million, or $1.08 per diluted share, compared to net income of $4.4 million, or $0.79 per diluted share, for fiscal 2001.

         J.S.B. Jenkins, president and chief executive officer, commented, "We are very proud of Tandy Brands' excellent performance throughout fiscal 2002. In each quarter, we achieved improved results despite a very difficult retail environment. Through consistent performance, as well as the development of a strong customer base and product mix, we were able to meet the company's financial goals for 2002. We are especially pleased that both our men's business and our women's accessories turned in a solid performance in the fourth quarter. Sales to mass merchants were particularly strong, as they have been throughout the year."

         Mr. Jenkins continued, "This year we successfully focused considerable effort on improving our gross margins and reducing inventory levels compared to last year. The increased cash flow resulting from these efforts has allowed us to significantly decrease the company's debt level below our internal expectations.

         "We are looking forward to building on Tandy Brands' consistent performance in fiscal 2003. The company is well positioned to capitalize on today's many fashion trends, such as the continued interest in women's belts, which was an important sales driver in fiscal 2002. We are excited about the upcoming launch of our line of women's belts and small leather goods to be sold under the Levi's(R)



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brand. Early reaction from retailers to our new products has been very positive.
We also look forward to using Tandy Brands' strong financial position to take advantage of growth opportunities that present themselves in 2003 and beyond."

         Investors and interested parties will have the opportunity to listen to management's discussion of Tandy Brands' fourth quarter and year-end results, as well as fiscal 2003 earnings guidance, in a conference call to be held today, Wednesday, August 14, at 10:00 a.m. EDT. The dial-in number for the conference call is 877-282-2316. A replay of the call will also be available through Wednesday, August 21, and can be accessed by dialing 888-266-2081, passcode #6122195. A live webcast of the conference call will be broadcast on www.vcall.com.

         Tandy Brands Accessories, Inc. designs, manufactures and markets fashion accessories for men, women and children. Key product categories include belts, personal leather goods, handbags, suspenders, socks, scarves, sporting goods and cold weather and hair accessories. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the ROLFS e-commerce web site at www.rolfs.net.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

                               (TABLES TO FOLLOW)



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                         TANDY BRANDS ACCESSORIES, INC.
                   Condensed Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                  Three Months Ended                     Year Ended
                                                                      June 30,                            June 30,
                                                            ------------------------------      ------------------------------
                                                                2002              2001              2002              2001
                                                            ------------      ------------      ------------      ------------

Net sales                                                   $     44,427      $     44,561      $    205,769      $    195,793
Cost of goods sold                                                28,888            30,602           133,706           130,032
                                                            ------------      ------------      ------------      ------------
     Gross margin                                                 15,539            13,959            72,063            65,761

Selling, general and administrative expenses                      13,099            13,116            53,516            49,752
Depreciation and amortization                                      1,364             1,393             5,381             5,224
                                                            ------------      ------------      ------------      ------------
     Total operating expenses                                     14,463            14,509            58,897            54,976
                                                            ------------      ------------      ------------      ------------

Operating Income/(loss)                                            1,076              (550)           13,166            10,785

Interest expense                                                    (578)             (784)           (2,933)           (3,584)
Royalty and other income                                              30                 1                70                63
                                                            ------------      ------------      ------------      ------------

Income/(loss) before provision for income taxes                      528            (1,333)           10,303             7,264
Provision/(benefit) for income taxes                                 206              (502)            4,010             2,824
                                                            ------------      ------------      ------------      ------------

Net income/(loss)                                           $        322      $       (831)     $      6,293      $      4,440
                                                            ============      ============      ============      ============


Earnings/(loss) per share                                   $       0.06      $      (0.15)     $       1.09      $       0.79

Earnings/(loss) per share--assuming dilution                $       0.05      $      (0.15)     $       1.08      $       0.79


Common shares outstanding                                          5,836             5,651             5,779             5,605

Common shares outstanding--assuming dilution                       5,957             5,651             5,833             5,609


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                         TANDY BRANDS ACCESSORIES, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                                               June 30,          June 30,
                                                                                                 2002              2001
                                                                                             ------------      ------------
ASSETS                                                                                       (Unaudited)
Current assets:
     Cash and short-term investments                                                         $      6,506      $         79
     Accounts receivable, net                                                                      33,699            34,459
     Inventories                                                                                   52,818            62,335
     Other current assets                                                                           4,806             3,829
                                                                                             ------------      ------------
          Total current assets                                                                     97,829           100,702
                                                                                             ------------      ------------

Fixed assets:
     Property, plant and equipment, at cost                                                        29,441            26,451
     Accumulated depreciation                                                                     (14,373)          (11,963)
                                                                                             ------------      ------------
          Net property, plant and equipment                                                        15,068            14,488
                                                                                             ------------      ------------

Goodwill, less amortization                                                                        12,467            13,215
Other noncurrent assets                                                                             8,073             8,579
                                                                                             ------------      ------------
          Total other assets                                                                       20,540            21,794
                                                                                             ------------      ------------

          TOTAL ASSETS                                                                       $    133,437      $    136,984
                                                                                             ============      ============

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                        $     12,755      $      9,408
     Accrued expenses                                                                               6,857             4,911
                                                                                             ------------      ------------
          Total current liabilities                                                                19,612            14,319
                                                                                             ------------      ------------

     Notes payable                                                                                 30,000            47,400
     Other noncurrent liabilities                                                                   3,161             1,130
                                                                                             ------------      ------------

          Total liabilities                                                                        52,773            62,849
                                                                                             ------------      ------------

Stockholders' equity:

     Common stock, $1 par value; 10,000,000 shares authorized; 5,899,173 shares
         and 5,882,926 shares issued as of June 30, 2002 and 2001, respectively                     5,899             5,883
     Additional paid-in capital                                                                    22,690            22,572
     Cumulative other comprehensive income                                                         (1,706)             (670)
     Retained earnings                                                                             54,293            48,000
     Treasury stock, at cost                                                                         (512)           (1,650)
                                                                                             ------------      ------------

          Total stockholders' equity                                                               80,664            74,135
                                                                                             ------------      ------------

          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $    133,437      $    136,984
                                                                                             ============      ============